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                                                                 Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 33-47641 on Form N-1A of Lord Abbett Research Fund, Inc. of our reports dated January 23, 2004 on the financial statements of Lord Abbett Research Fund, Inc. for the year ended November 30, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.



/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York
July 30, 2004